UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Vanda Pharmaceuticals Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

The following is a copy of a letter Vanda Pharmaceuticals Inc. began mailing to stockholders on May 9, 2024.

May 6, 2024

Dear Stockholder:

We have sent you proxy materials for the upcoming Annual Meeting of Stockholders of Vanda Pharmaceuticals Inc., which will be held virtually on May 17, 2024 at 9:00 a.m. Eastern Time. Vanda Pharmaceuticals’ Board of Directors unanimously recommends that you vote FOR all four of the proposals on the agenda.

Your vote is important, no matter how many or how few shares you may own. Whether or not you plan to attend the virtual Annual Meeting, if you have not already done so, please vote TODAY by telephone, via the Internet, or by signing, dating, and returning the enclosed proxy card or voting instruction form in the postage-paid envelope provided.

By Order of the Board of Directors,

/s/ Timothy Williams
Timothy Williams Senior Vice President, General Counsel and Secretary

REMEMBER:

You can vote by telephone, via the Internet,

or by following the easy instructions on the enclosed

proxy card or voting instruction form.

If you have any questions, or need assistance in voting

your shares, please call our proxy solicitor,

INNISFREE M&A INCORPORATED

TOLL-FREE, at 877-750-0870